EXHIBIT  10




JANUARY  26,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549

         RE:      EXHIBIT  10,  FORM  N-1A
                  CALVERT  SOCIAL  INVESTMENT  FUND
                  2-75106  AND  811-3334

LADIES  AND  GENTLEMEN:

         AS COUNSEL TO CALVERT GROUP, LTD., IT IS MY OPINION THAT THE SECURITIES BEING REGISTERED BY THIS POST-EFFECTIVE AMENDMENT NO. 30 WILL BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE WHEN SOLD. MY OPINION IS BASED ON AN EXAMINATION OF DOCUMENTS RELATED TO CALVERT SOCIAL INVESTMENT FUND (THE "TRUST"), INCLUDING ITS DECLARATION OF TRUST, ITS BY-LAWS, OTHER ORIGINAL OR
PHOTOSTAT COPIES OF TRUST RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION.

         THEREFORE, I CONSENT TO FILING THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE TRUST'S POST-EFFECTIVE AMENDMENT NO. 30 TO ITS REGISTRATION STATEMENT.

SINCERELY,


/S/SUSAN  WALKER  BENDER
ASSOCIATE  GENERAL  COUNSEL